Brown & Wood LLP
                             One World Trade Center
                             New York, NY 10048-0557
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                                                 September 2, 1998



Merrill Lynch KECALP L.P. 1999
c/o KECALP Inc.
North Tower
World Financial Center
250 Vesey Street
New York, NY  10281-1327

                           Re:   Sale of 500,000 Units of
                                 Limited Partnership Interest
                                 ----------------------------

Dear Sirs:

         We have acted as your counsel in connection with the above-referenced limited partnership interests (the "Units") to be offered and sold by Merrill Lynch, Pierce, Fenner & Smith Incorporated. The Units are to be offered pursuant to a Registration Statement on Form N-2 (File No. 333-59143) originally filed with the Securities and Exchange Commission on July 15, 1998 (as thereafter amended at any time to and including the date hereof, the "Registration Statement").

         In rendering this opinion, we have examined such documents and records as we deemed appropriate. Capitalized terms used herein and not otherwise defined are defined in the form of Amended and Restated Agreement of Limited Partnership included as Exhibit A in the Registration Statement (the "Agreement").

         We have assumed the genuineness and authenticity of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due authorization, execution, delivery and recordation of all documents where due authorization, execution, delivery and recordation are a prerequisite to the effectiveness thereof.

         On the basis of the foregoing and in reliance thereon, we are of the opinion that when offered and sold as described in the Registration Statement, and assuming (i) that the General Partner has taken all corporate action required to be taken by it to authorize the issuance and sale of Units to the Limited Partners and to authorize the admission to the Partnership of the Limited Partners, (ii) the due authorization, execution and delivery of a subscription agreement, the form of which is set forth as Exhibit B in the Prospectus (the "Subscription Agreement"), by each subscriber for Units (the "Subscribers"), (iii) the due acceptance by the General Partner of each Subscription Agreement and the due acceptance by the General Partner of the admission of the Subscribers to the Partnership as Limited Partners, (iv) the payment by each Subscriber of the full consideration due from it for the number of Units subscribed to by it, (v) the due authorization, execution and delivery by all parties thereto of the Agreement, (vi) that the books and records of the Partnership set forth all information required by the Agreement and the Delaware Revised Uniform Limited Partnership Act (6 Del.C. ss.17-101 et seq.) (the "Act"), including all information with respect to all Persons to be admitted as Partners and their Capital Contributions, (vii) that the Subscribers, as Limited Partners, do not participate in the control of the business of the Partnership and (viii) that the Units are offered and sold as described in the Registration Statement and the Agreement, (a) the Units will represent valid limited partner interests in the Partnership, and subject to the qualifications set forth herein, as to which the Subscribers, as limited partners of the Partnership, will have no liability with respect to the Partnership's affairs in excess of their respective obligations to make contributions to the Partnership, their respective obligations to make other payments provided for in the Agreement and their share of the Partnership's assets and undistributed profits (subject to the obligation of a Limited Partner to repay any funds wrongfully distributed to
it), and (b) the Subscribers will be Limited Partners of the Partnership entitled to all of the benefits of Limited Partners to the extent permitted under the Act.

         We consent to the filing of this opinion as Exhibit (1) to the Registration Statement and to the filing of the form of our opinion as to tax matters as Exhibit (n)(ii) to the Registration Statement. We also consent to the references to our firm in the Prospectus included in the Registration Statement.

                                          Very truly yours,


                                          /s/ Brown & Wood LLP